Exhibit 10.28

EXECUTION VERSION US$7.8 MILLION FACILITY AGREEMENT AMONG YATRA ONLINE, INC. (as Borrower) ASIA CONSOLIDATED DMC PTE. LTD. (as Guarantor) AND INNOVEN CAPITAL SINGAPORE PTE. LTD. (as Lender) DATED THE 12th DAY OF SEPTEMBER 2017 I RAJAH & TANN

FACILITY AGREEMENT THIS AGREEMENT is made on the 12th day of September 2017 AMONG: (1) YATRA ONLINE, INC., an exempted company incorporated in the Cayman Islands (company registration number: MC-159709) with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Island, as the borrower (the "Borrower"); (2) ASIA CONSOLIDATED DMC PTE. LTD., a company incorporated in Singapore (company registration number: 201130572E) with its registered office at 75, Bukit Timah Road, #03-04, Boon Siew Building, Singapore-229833, as the guarantor (the "Guarantor"); and (3) INNOVEN CAPITAL SINGAPORE PTE. LTD., a company incorporated in Singapore (company registration number: 201509265H) with its office at 16 Collyer Quay, #23-01, Income at Raffles, Singapore 049318, as lender (in such capacity, the "Lender"), (collectively, the "Parties", and each, a "Party"). NOW IT IS HEREBY AGREED as follows: 1. DEFINITIONS The principles of construction and the terms used in this Agreement shall have the meaning ascribed to them in Paragraph 1 (Definitions and Interpretation) of the Standard Terms, and in addition: "Availability Period" means in relation to each Facility, the period from and including the date of this Agreement to and including 15 September 2017, or such other period as may be agreed in writing by the Lender in its sole discretion. "Commitment" means the Facility A Commitment or the Facility B Commitment, as the case may be, and "Commitments" means all of the foregoing. "Default Interest Rate" means interest at a rate of one per cent. (1.0%) per Month. "Facility" means Facility A or Facility B, and "Facilities" means all of the foregoing. "Facility A" means the initial term loan facility made available under this Agreement as described in Clause 2(a) (The Facilities). "Facility A Commitment" means US$5,000,000, at the date of this Agreement, to the extent not cancelled or reduced under this Agreement. means, as the context requires, a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan. "Facility A Loan"

"Facility B" means the additional term loan facility made available under this Agreement as described in Clause 2(b) (The Facilities). "Facility B Commitment" means US$2,800,000, to the extent not cancelled or reduced under this Agreement "Facility B Loan" means, as the context requires, a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan. "Facility Interest Rate" means nine per cent (9.0%) per annum. "Final Repayment Date" in relation to Facility A, 1 January 2020; and (a) (b) in relation to Facility B, 1 August 2019. means the Borrower, its Subsidiaries and its joint venture companies from time to time. "Group" means the guarantee made by the Guarantor or expressed to be made by the Guarantor under Clause 10 (Guarantee and Indemnity). "Guarantee" means the letter of undertaking to be issued by THCL Travel Holding Cyprus Limited to the Lender (in form and substance satisfactory to the Lender). "Letter of Undertaking" "Loan" means a Facility A Loan or a Facility B Loan, and "Loans" means all of the foregoing. means the Borrower and the Guarantor and "Obligor" means each one of them. "Obligors" Financial means: "Original Statements" (a) in relation to the Borrower: (i) the Borrower's standalone unaudited financial statements for the period ended 30 June 2017; and (ii) the Borrower's standalone audited financial statements for the financial year ended 31 March 2017;and (b) in relation to the Guarantor: (i) the Guarantor's standalone unaudited financial statements for the period ended June 30, 2017; and (ii) the Guarantor's standalone audited financial 2 statements for the financial year ended March 31,2017;and (c) in relation to the Group: (i) the Group's consolidated unaudited financial statements for the period ended June 30, 2017; and (ii) the Group's consolidated audited financial statements for the financial year ended March 31,2017. "Process Agent" means the Guarantor, irrevocably appointed by the Borrower as its agent for service of process in relation to any proceedings before the Singapore courts in connection with any Finance Document for the purposes of Paragraph 26 (Service of Process) of the Standard Terms. "SA" means the Singapore law governed security agreement creating a first fixed and floating charge over all of the Borrower's present and future assets (as the case may be) (in form and substance satisfactory to the Lender). "Security Document" means the SA or any other document entered into by any person which is a guarantee of, or which creates or evidences or purports to create or evidence any Security over all or any part of its assets in respect of, any of the obligations of any Obligor under the Finance Documents, or any other document entered into in connection with the creation, validity, perfection or priority of any such guarantee or Security. "THCL" means THCL Travel Holding Cyprus Limited, a company incorporated in Cyprus. "Total Commitments" means at any time the aggregate of the Facility A Commitment and the Facility B Commitment (being US$7,800,000 as at the date of this Agreement). "Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request). 2. THE FACILITIES Subject to the terms of this Agreement, the Lender makes available to the Borrower: (a) a US Dollar term loan facility in an aggregate amount equal to the Facility A Commitment; and (b) a US Dollar term loan facility in an aggregate amount equal to the Facility B Commitment. 3

3. PURPOSE 3.1 Purpose The Borrower shall apply all amounts borrowed by it under the Facilities towards general corporate purposes. 3.2 Monitoring The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement 4. CONDITIONS OF UTILISATION 4.1 Initial Conditions Precedent The Borrower may not deliver a Utilisation Request for either Facility A or Facility B unless the Lender has received: (a) all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender; and (b) a confirmation certificate signed by a director of the Borrower substantially in the form set out in Schedule 2 (Form of Confirmation Certificate). 4.2 Further Conditions Precedent The Lender will be obliged to comply with Clause 5.4 (Availability of Loans) only if on the date of the relevant Utilisation Request and on the relevant proposed Utilisation Date: (a) no Default is continuing or would result from the proposed Loan; and (b) the Repeating Representations to be made or deemed to be made by each Obligor are true in all material respects. 4.3 Maximum Number of Loans The Borrower may borrow one Loan under each Facility. 5. UTILISATION 5.1 Delivery of a Utilisation Request The Borrower may utilise a Facility by delivery to the Lender of a duly completed Utilisation Request not later than 11.00 a.m. (Singapore time) two Business Days prior to the proposed Utilisation Date. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) it identifies the Facility to be utilised; 4

(ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; (iii) the currency and amount specified in the Utilisation Request comply with Clause 5.3 (Currency and Amount); and (iv) the proposed first Interest Period complies with Paragraph 3 (Interest Periods) of the Standard Terms. (b) Only one Loan may be requested in each Utilisation Request 5.3 Currency and Amount (a) The currency specified in a Utilisation Request must be US Dollars. (b) The amount of a proposed Loan must be an amount less than or equal to the Commitment under that Facility. 5.4 Availability of Loans If the conditions set out in Clause 4 (Conditions of Utilisation) and Clause 5.1 (Delivery of a Utilisation Request) to Clause 5.3 (Currency and Amount) have been met, the Lender shall make each Loan available by the relevant Utilisation Date through its Facility Office. 5.5 Cancellation of Commitments (a) The portion of any Facility A Commitment which, at that time, is unutilised shall be immediately cancelled at 5:00p.m. (Singapore time) on the last day of the Availability Period applicable to it (b) The portion of any Facility B Commitment which, at that time, is unutilised shall be immediately cancelled at 5:00 p.m. (Singapore time) on the last day of the Availability Period applicable to it 6. REPAYMENT 6.1 Repayment of Loan (a) Subject to the Repayment Moratorium (as defined below), the Borrower shall repay the Facility A Loan in accordance with a repayment schedule to be provided by the Lender on the Utilisation Date of Facility A, each Repayment Instalment to be payable on the first day of each calendar Month. (b) Subject to the Repayment Moratorium, the Borrower shall repay the Facility B Loan in accordance with a repayment schedule to be provided by the Lender on the Utilisation Date of Facility B, each Repayment Instalment to be payable on the first day of each calendar Month. (c) Save in respect of a prepayment under Clause 6.1(g), the Borrower shall be granted a moratorium on the repayment of the principal amount of the relevant outstanding Loan as follows: (i) in respect of the Facility A Loan, until 30 November 2017; and (ii) in respect of the Facility B Loan, until 30 September 2017, 5

(in each case, the "Repayment Moratorium"). (d) For the avoidance of doubt, the Repayment Moratorium is only with respect to the repayment of the principal amount of the relevant outstanding Loan and the Borrower shall remain liable to pay interest accrued on the Loans during the Repayment Moratorium. (e) The Borrower may notre-borrow any part of any Facility which is repaid. (f) Notwithstanding any other provision in this Agreement to the contrary, the Borrower shall repay all outstanding Loans and pay to the Lender all other amounts accrued or owing in connection with the Facilities no later than the Final Repayment Date applicable to each Facility. (g) If the Borrower does not receive a fresh inflow of funds in the amount of at least US$11,000,000 from its GDS service providers by no later than 31 October 2017, the Borrower shall repay US$2,500,000 to the Lender by the date falling three (3) Business Days from 31 October 2017. 7. PREPAYMENT AND CANCELLATION 7.1 Illegality If, at any time, it is or will become unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund any Loan or it is or will become unlawful for any Affiliate of the Lender for the Lender to do so: (a) the Lender shall promptly notify the Borrower upon becoming aware of that event; (b) upon the Lender notifying the Borrower, the Total Commitments will be immediately cancelled; and (c) the Borrower shall repay the Loans on the last day of the Interest Period for each Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law). 7.2 Voluntary Prepayment (a) Subject to paragraphs (b) to (d) in this Clause 7.2 (Voluntary Prepayment} below, the Borrower may, if it gives the Lender not less than 15 days' (or such shorter period as the Lender may agree) prior written notice, prepay in a single lump sum payment on the last day of an Interest Period applicable thereto the whole of all Loans. (b) The Loans may be prepaid only after 31 July 2018, save in respect of a prepayment under Clause 6.1(g) (Repayment of Loan) and item 10.13(c), 10.13(d) (Financial Indebtedness} of Annex 2. (c) Any prepayment of the Loans under this Clause 7.2 (Voluntary Prepayment) shall satisfy the repayment obligations of the Borrower applicable to the Loans under Clause 6.1 (Repayment of Loan). (d) Any prepayment of the Loans is subject to a prepayment fee of one point five per cent. (1 5%} of the outstanding Loan (the "Prepayment Fee"} save in respect of a 6 prepayment under Clause 6.1(g) (Repayment of Loan), Clause 11.5 (Restriction against Acquisition of Ownership Interest) and items 10.13(c), 10.13(d) (Financial Indebtedness) and 12.1 (Assignments and Transfers) of Annex 2. 7.3 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment (as the case may be) is to be made and the amount of that cancellation or prepayment (as the case may be). (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other amounts accrued under the Finance Documents and owing to the Lender and, subject to any Prepayment Fee, without premium. (c) The Borrower may notre-borrow any part of any Facility which is prepaid. (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel or reduce all or any part of any Commitment except at the times and in the manner expressly provided for in this Agreement. (e) If any Commitment is cancelled and reduced in accordance with this Agreement, the amount of such reduction may not be subsequently reinstated. 8. FEES 8.1 Facility Fee The Borrower shall pay to the Lender a non-refundable facility fee equivalent to one per cent. (1%) of each Commitment, which shall be payable on the Utilisation Date of each Facility and any facility fee payable shall be exclusive of all applicable Taxes and statutory levies thereon. 9. TRANSACTION EXPENSES The Borrower shall, within three Business Days of demand, pay or reimburse to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the negotiation, preparation, printing, execution and perfection of: (a) the Finance Documents and any other documents referred to in the Finance Document, and the Transaction Security thereunder; and (b) any other Finance Documents and any other documents required in connection with any Finance Document, which are executed after the date of this Agreement, and any other Transaction Security thereunder. 10. GUARANTEE AND INDEMNITY 10.1 Guarantee and Indemnity The Guarantor irrevocably and unconditionally: (a) guarantees to the Lender punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents; 7

(b) undertakes with the Lender that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and (c) agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, the Guarantor will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, expense, loss or liability the Lender incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount the Guarantor would have had to pay under this Clause 10 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee. For the avoidance of doubt, the amount payable by the Guarantor under this Clause 10.1 (Guarantee and Indemnity) shall not at any time exceed the total amount due and payable by the Borrower under this Agreement 10.2 Continuing Guarantee This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 10.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any Security or Quasi-Security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, Security, Quasi-Security or other disposition which is avoided, reduced and/or must be restored in insolvency, liquidation, administration or otherwise, without limitation, or as a result of a breach of fiduciary or statutory duty or other similar event or for any other reason, then the liability of the Guarantor under this Clause 10 (Guarantee and Indemnity) will continue and be reinstated (as relevant) and the Lender shall be entitled to recover the value or amount of that payment, Security, Quasi-Security or other disposition from the Obligors, as if such payment, Security, Quasi-Security or other disposition and such discharge, release or arrangement had not occurred. 10.4 Waiver of Defenses The obligations of the Guarantor under this Clause 10 (Guarantee and Indemnity) will not be affected by an act, omission, matter or thing which, but for this Clause 10.4 (Waiver of Defenses), would reduce, release or prejudice any of its obligations under this Clause 10 (Guarantee and Indemnity) (without limitation and whether or not known to it or the Lender), including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any Obligor or any other member of the Group or any other person under the terms of any composition or arrangement with any creditor of any Obligor or any other member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or Security or 8

Quasi-Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security or Quasi-Security; (d) any death, mental or other incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status or constitution of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement or replacement (in each case, however fundamental and whether or not more onerous) of any Finance Document or any other document or Security or Quasi-Security, including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or in relation to any Security or Quasi-Security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security or Quasi-Security; (g) any insolvency, bankruptcy, liquidation, winding-up, amalgamation, reconstruction, administration, dissolution, merger, consolidation or similar proceedings or any analogous procedure or step in any jurisdiction; (h) this Agreement or any other Finance Document not being executed by or being binding upon any other party; or (i) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor or other person under any Finance Document resulting from any insolvency, bankruptcy, liquidation, winding-up, administration, dissolution or similar proceedings or from any law, regulation or order. 10.5 Immediate Recourse The Guarantor waives any right it may have of first requiring the Lender to proceed against or enforce any other rights or Security or Quasi-Security or claim payment from any person before claiming from the Guarantor under this Clause 10 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 10.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been fully and irrevocably paid or discharged and no Commitment is in force and the Lender is otherwise not under any further commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any of the Obligors pursuant to the Finance Documents, each Obligor hereby agrees, declares and confirms that notwithstanding the provisions of any applicable law, or any terms and conditions to the contrary contained in this Agreement, the Lender (a) may, at its absolute discretion, appropriate any payments made by any Obligor under this Agreement and I or any amounts realised by the Lender by enforcement of its Security, towards the amounts due and payable by any Obligor to the Lender under this Agreement and I or other agreements entered into between any Obligor and the Lender and in any manner whatsoever or (b) shall appropriate any payments made by any Obligor under this Agreement and I or any amounts realised by the Lender in accordance with item 15 (Payment Mechanics) of Annex 2. 9

10.7 Deferral of Guarantor's rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been fully and irrevocably paid or discharged and no Commitment is in force and the Lender is otherwise not under any further commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any of the Obligors pursuant to the Finance Documents and unless the Lender otherwise directs, the Guarantor will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable or any liability arising under this Clause 10 (Guarantee and Indemnity): (a) to be indemnified by an Obligor or other person; (b) to claim any contribution from any other guarantor of or provider of Security or Quasi Security for the obligations of any Obligor or other person under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or Security or Quasi-Security taken pursuant to, or in connection with, the Finance Documents by the Lender; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under this Clause 10 (Guarantee and Indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with the Lender. If the Guarantor shall receive any benefit, payment or distribution in relation to any such right, it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Lender, and shall promptly pay or transfer the same to the Lender (or as the Lender may direct) for application in accordance with the terms of this Agreement. 10.8 Additional Security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or Security or Quasi-Security now or subsequently held by the Lender. 10.9 Guarantee Limitations The guarantee under this Clause 10 (Guarantee and Indemnity) does not apply to any liability to the extent that it would result in the guarantee under this Clause 10 (Guarantee and Indemnity) constituting unlawful financial assistance within the meaning of Section 76 of the Companies Act (or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the Guarantor) 10

11. SPECIFIC UNDERTAKINGS Without prejudice to any undertakings set out in the Standard Terms, the undertakings in this Clause 11(Specific Undertakings) remain in force from the date of this Agreement for so long as any Secured Obligation is outstanding under the Finance Documents or any Commitment is in force. 11.1 Financial Covenants (a) The Borrower along with other members of the Group, on a consolidated basis, shall maintain a minimum consolidated unencumbered cash balance of at least US$20,000,000 at the end of each calendar Month ("Minimum Liquidity Level"). (b) If the Borrower is unable to maintain the Minimum Liquidity Level, the Borrower shall ensure that the consolidated net cash outflow of the Group during the next calendar Months is less than or equal to US$2,500,000 per calendar Month until the Minimum Liquidity Level is restored at the end of a calendar Month. (c) The financial covenants in this Clause 11.1 (Financial Covenant) shall be tested at the end of each calendar Month starting from September 2017 until the Final Repayment Date by reference to the financial statements delivered pursuant to Clause 12.1 (Financial Statements and Information). 11.2 Restriction against Payment of Commission The Obligors shall ensure that no commission is paid to any Obligor's promoters, directors, managers or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other Secured Obligations undertaken for or by any Obligor. 11.3 Restriction against Related Party Transactions (a) Subject to paragraph (b), the Obligors shall ensure that the Borrower shall not enter into or renew any transaction or arrangement with any Affiliates. (b) Paragraph (a) shall not apply to any transaction or arrangement entered into by the Borrower: (i) with any member holding less than 15% of the shares in the Borrower; (ii) in the ordinary course of business; or (iii) for purposes of an investment in any member of the Group. 11.4 Restriction against Change of Key Managerial Personnel The Obligors shall ensure that the Borrower does not permit any change of its Key Managerial Personnel defined as Mr. Dhruv Shringi and Mr. Alok Vaish unless such change has been approved by the board of directors of the Borrower. 11.5 Restriction against Acquisition of Ownership Interest The Obligors shall ensure that the Borrower and the other members of the Group do not acquire any ownership interest in any other entity without the prior written consent of the Lender. The Lender shall provide its written consent for such acquisition within 10 Business Days of intimation, and in no event later than at least fourteen (14) Business Days prior to the 11 anticipated date of the acquisition, failing which, the Borrower shall have the discretion to prepay the Loans in accordance with Clause 7.2 (Voluntary Prepayment). It is hereby clarified that this Clause shall not be applicable in respect of any acquisition within the Group. 11.6 Letter of Undertaking The Obligors shall ensure and procure that THCL issues and delivers the Letter of Undertaking to the Lender by the date falling 10 days from the Utilisation Date of Facility A. 12. INFORMATION UNDERTAKINGS The undertakings in this Clause 12 (Information Undertakings) remain in force from the date of this Agreement for so long as any Secured Obligation is outstanding under the Finance Documents or any Commitment is in force. 12.1 Financial Statements and Information The Borrower shall supply to the Lender: (a) as soon as the same becomes available, but in any event within 180 days after the end of each of its financial years, the Group's audited consolidated financial statements for that financial year, certified by an independent certified public accountant; (b) as soon as the same becomes available. but in any event within 30 days after the end of each Month: (i) the Borrower's and each of its operating entities' unaudited standalone financial statements: (A) for that Month; and (B) for the financial year as of that Month; (ii) the Group's unaudited consolidated financial statements: (A) for that Month; and (B) for the financial year as of that Month; (c) as soon as the same becomes available, but in any event within 45 days after the end of each of its financial years, its standalone and consolidated annual operating budgets and financial projections for the next financial year; and (d) as soon as the same becomes available, but in any event within 10 days after the end of each Month, details of its and each of its operating entities' cash position and the Group's consolidated cash position (including encumbered and free cash) as of that Month. 12.2 Compliance Certificate The Borrower shall supply to the Lender, with each set of financial statements delivered pursuant to paragraph (a) of Clause 12.1 (Financial Statements and Information), a certificate signed by a director of the Borrower substantially in the form set out in Schedule 4 (Form of 12

Compliance Certificate) certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 12.3 Requirements as to Financial Statements (a) Each set of audited financial statements delivered by the Borrower pursuant to Clause 12.1(a) (Financial Statements and Information) shall be certified by a director of the relevant company as giving a true and fair view of its financial condition (or, in the case of the Group, the Group's consolidated financial condition) as at the end of, and the results of operations (or, in the case of the Group, the Group's consolidated results of operation) for, the period in respect of which those financial statements were drawn up. (b) Each set of audited financial statements delivered by the Borrower pursuant to Clause 12.1(a) (Financial Statements and Information) shall be certified by an independent certified public accountant as giving a true and fair view of its financial condition (or, in the case of the Group, the Group's consolidated financial condition) as at the end of the period in respect of which those financial statements were drawn up. (c) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 12.1 (Financial Statements and Information) is prepared using !FRS. 12.4 Information: Miscellaneous The Obligor shall supply to the Lender: (a) promptly upon any Obligor becoming aware of them, the details of any litigation, arbitration, administrative or other proceedings which are current or pending against any Obligor or its respective assets (or any other member of the Group or its assets), only if such litigation, arbitration, administrative or proceeding exceeds (i) INR 50,000,000 (Rupees Fifty Million only) if it relates to Tax and (ii) INR 10,000,000 (Rupees Ten Million only) in all other cases including customer disputes; (b) promptly on request, such information as the Lender may reasonably require about the Charged Assets and/or compliance of any Obligor with the terms of the Security Documents to which it is a party; (c) promptly, such further information regarding the financial condition, business and operations of any Obligor (or any other member of the Group) as the Lender may reasonably request; and (d) promptly, written notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor (whose specimen signature has previously been provided to the Lender) and accompanied by specimen signatures of any new authorised signatories. 13. WARRANTS 13.1 Warrants Definitions In this Agreement (a) "Warrant Certificate" shall bear the same meaning ascribed to it in the Warrants Instrument 13

(b) "Warrant Price" shall bear the same meaning ascribed to it in the Warrants Instrument. (c) "Warrant Shares" shall bear the same meaning ascribed to it in the Warrants Instrument. (d) "Warrants" shall bear the same meaning ascribed to it in the Warrants Instrument. (e) "Warrants Instrument" means the Singapore law governed instrument substantially in the form set out in Schedule 5 (Form of Warrants Instrument) to be executed by the Borrower as issuer in respect of the creation and issuance of five-year detachable Warrants, and includes any amendments and variations thereto and any further deed or agreement executed in addition to or in substitution therefor. 13.2 Entry into Warrants Instrument In connection with the Borrower's entry into the Finance Documents, the Borrower hereby undertakes to promptly, and no later than the first Utilisation Date, duly execute the Warrants Instrument and the Borrower shall: (a) issue to the Lender the Warrants by no later than the first Utilisation Date, on terms and subject to the conditions set out in the Warrants Instrument; and (b) deliver to the Lender the definitive Warrant Certificates in respect of the Warrants by no later than the first Utilisation Date. 13.3 Warrant Representations and Warranties The Borrower makes the representations and warranties set out in this Clause 13.3 (Warrant Representations and Warranties) to the Lender: (a) the issue of the Warrants has been or will be duly authorised by the Borrower and, when duly executed, authenticated, issued and delivered in accordance with the Warrants Instrument and this Agreement, the Warrants will constitute valid and legally binding obligations of the Borrower in accordance with, without limitation, its constitutional documents; (b) the Warrant Shares have been or will be duly authorised by the Borrower and will be validly issued, fully-paid and unencumbered and free and clear of any security interests, claims (including pre-emptive rights), liens, encumbrances and shall rank pari passu in all respects with the fully paid Warrant Shares (of the relevant class) then in issue; and (c) all actions, conditions and things required to be taken, fulfilled or done (including, without limitation, the obtaining of any consent or licence or the making of any filing or registration) for the issue and delivery of the Warrants and the Warrant Shares (free from any pre-emption rights) to be issued upon the exercise of the Warrants, the carrying out of the other transactions contemplated by the Warrants Instrument or the compliance by the Borrower with the terms of the Warrants and the Warrants Instrument have been or will be taken, fulfilled or done. 13.4 Warrant Price The exercise price of each Warrant Share shall be equal to the Warrant Price, subject to any adjustment as provided for in the Warrants Instrument. 14

13.5 Warrant Shares The Lender shall be entitled to subscribe pursuant to the Warrants Instrument up to US$1,848,000 worth of Warrant Shares in the Borrower, subject to any adjustment as provided for in the Warrants Instrument. 14. SUMMARY OF TERMS (a) A summary of the salient terms of the Finance Documents is set out in Annex (Summary of Terms) hereto ("Summary of Terms") and the Borrower shall sign and acknowledge every page of Annex 1 (Summary of Terms). (b) The Summary of Terms is intended solely for information purposes only and is not intended to be and does not constitute legally binding terms and conditions of this Agreement. (c) In the event of inconsistency between the Summary of Terms and any Finance Document, the terms of such Finance Document shall prevaiL 15. STANDARD TERMS AND CONDITIONS (a) The standard terms and conditions set out in Annex 2 (Standard Terms) hereto (as amended, supplemented or varied from time to time, "Standard Terms") shall apply to this Agreement. In the event of inconsistency, the terms of this Agreement shall prevail. (b) The Obligors jointly and severally undertake to comply with the Standard Terms. 15

IN WITNESS WHEREOF this Agreement has been entered into by the parties on the date stated at the beginning. The Borrower SIGNED by for and on behalf of YATRA ONLINE, INC. in the presence of: 1101-03, Tower B, 111 Address: h Floor, Unitech Cyber Park, Sector-39, Gurgaon-122001 Fax No.: +91 124 3395500 E-mail Address: alok. vaish@yatra.com Alok Vaish Attention: 16

The Guarantor SIGNED by for and on behalf of ASIA CONSOLIDATED DMC PTE. LTD. in the presence of: Address: 1101-03, Tower B, 11th Floor, Unitech Cyber 122001 Park, Sector-39, Gurgaon-Fax No.: +91 124 3395500 E-mail Address: alok.vaish@yatra.com Attention: Alok Vaish 17

The Lender SIGNED by for and on behalf of INNOVEN CAPITAL SINGAPORE PTE. LTD. in the presence of: Witness Name: Address: 16 Collyer Quay, #23-01 Income at Raffles, Singapore 049318 E-mail Address: chin@innovencapital.com Chin Chao Attention: 18

SCHEDULE 1 Conditions Precedent 1. The Obligors (a) A certified true copy of the constitutional documents of each Obligor. (b) A copy of a resolution of the board of directors of each Obligor: (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party; (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and (iii) authorising a specified person or persons, on its behalf, to sign and/or deliver all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or delivered by it under or in connection with the Finance Documents to which it is a party. (c) A specimen of the signature of each person authorised by each resolution referred to in paragraph (b) above. (d) A copy of a resolution of the members of the Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party. (e) A certificate from each Obligor (signed by a director) confirming that borrowing, guaranteeing or securing, as appropriate, the Commitments would not cause any borrowing, guaranteeing, securing or similar limit binding on it to be exceeded. (f) A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 1 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement 2. Finance Documents (a) This Agreement, the Warrants Instrument, the Warrant Certificate, the Security Documents duly executed by all the parties thereto. (b) All notices required to be sent under the Security Documents, each notice duly executed by the relevant Obligor. 3. Other Documents and Evidence (a) A copy each of all Authorisations (save for the Letter of Undertaking) required for the execution, delivery and performance of any Finance Document, or the entry into and performance of the transactions contemplated by any Finance Document, or the validity, legality, enforceability and admissibility in evidence of any Finance Document or any Transaction Security, or the creation, validity, perfection or priority of any Transaction Security. \ 19 \

(b) Evidence that all stamp duty, registration fees, notarial fees and other Taxes payable in connection with the execution, delivery and performance of any Finance Document or the entry into and performance of the transactions contemplated by any Finance Document, or for the validity, legality, enforceability and admissibility in evidence of any Finance Document or any Transaction Security, or for the creation, validity, perfection or priority of any Transaction Security, and all other amounts then due from the Borrower pursuant to Paragraph 4.4 (Stamp Taxes) of the Standard Terms, have been paid. (c) Evidence satisfactory to the Lender that all translation, filing, registration and/or reporting requirements required under any applicable law (including but not limited to the updated Register of Mortgages and Charges of the Borrower) in connection with the SA have been made or (as the case may be) completed. (d) A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified any Obligor accordingly) in connection with any Finance Document or the transactions contemplated by any Finance Document (e) Copies of the Original Financial Statements. Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 8 (Fees) and Clause 9 (Transaction Expenses) have been paid or will be paid by the first Utilisation Date. (f) (g) Such documentation and other evidence satisfactory to the Lender of compliance with "know your customer" checks, anti-money laundering checks or other similar procedures under applicable laws and regulations. (h) The Lender being satisfied with the results of a due diligence conducted on the company that the Borrower is in the process of Agreement acquiring as of the date of this 20

SCHEDULE 2 Form of Confirmation Certificate From: Yatra Online, Inc. To: lnnoven Capital Singapore Pte. Ltd. Date: Dear Sirs, Yatra Online, Inc. 1 in relation to US$7.8 Million loan facilities -Facility Agreement dated [ (the "Facility Agreement") 1. We refer to the Facility Agreement. This is a Confirmation Certificate. Terms defined in the Facility Agreement shall have the same meanings when used in this Confirmation Certificate, unless otherwise defined herein. 2. We confirm that: (a) all the representations and warranties made or deemed to be made by us under the Facility Agreement are true and correct and continue to be valid; (b) all our undertakings and obligations under the Facility Agreement are true and correct and continue to be valid; (c) no event or circumstance has occurred since the date of the Facility Agreement which is likely to have a Material Adverse Effect; and (d) we have been complying with all the terms and conditions of the Facility Agreement. 3. We agree to provide any additional documentary evidence in support of the statements made in this letter, if the Lender so requires. Yours faithfully, For and on behalf of Yatra Online, Inc. By: Name: Title: Director 21

SCHEDULE 3 Form of Utilisation Request From: Yatra Online, Inc. To: lnnoven Capital Singapore Pte. Ltd. Date: Dear Sirs, Yatra Online, Inc. 1 in relation to US$7.8 Million loan facilities -Facility Agreement dated [ (the "Facility Agreement") 1. We refer to the Facility Agreement. This is the Utilisation Request Terms defined in the Facility Agreement shall have the same meanings when used in this Utilisation Request, unless otherwise defined herein. 2. We wish to borrow the Loan on the following terms: Proposed Utilisation Date: ] (or, if that is not a Business Day, the next Business Day) [Facility A I Facility B] 1 Facility to be utilised: Currency of Loan: [US Dollars]. [US$][ or, if less, the Commitment Amount: applicable to the Facility to be utilised. [First] Interest Period: 3. We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facility Agreement is satisfied on the date of this Utilisation Request. 4. The proceeds of this Loan should be credited to [account]. 5. This Utilisation Request is irrevocable. 1 Delete as appropriate 22

Yours faithfully For and on behalf of Yatra Online, Inc. Authorised Signatory Name: Title: 23

SCHEDULE 4 Form of Compliance Certificate From: Yatra Online, Inc. To: lnnoven Capital Singapore Pte. Ltd. Date: Dear Sirs, Yatra Online, Inc. J in relation to US$7.8 Million loan facilities -Facility Agreement dated [ (the "Facility Agreement") 1. We refer to the Facility Agreement This is a Compliance Certificate. Terms used in the Facility Agreement shall have the same meanings when used in this Compliance Certificate, unless otherwise defined herein. 2. [We confirm that no Default is continuing.]* Yours faithfully, For and on behalf of Yatra Online, Inc. By: Name: Title: Director * If this statement cannot be made. the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it. 24

SCHEDULE 5 Form of Warrants Instrument 25

ANNEX 1 Summary of Terms 26

Signed and acknowledged by:

Name: ALOK VAISH
CFO
Yatra Online, Inc.
as Borrower

SUMMARY OF TERMS AND CONDITIONS OF THE FACILITY		RELATED CLAUSES
Facility Amount:	US$7,800,000 in two tranches: Facility A – US$5,000,000 Facility B – US$2,800,000	• Definitions of "Commitment", "Total Commitments", "Facility A Commitment" and "Facility B Commitment" in Clause 1 of the Facility Agreement
Purpose:	General corporate purposes.	• Clause 3.1 of the Facility Agreement
Interest Rate:	9.00% p.a.	• Definition of "Facility Interest Rate" in Clause 1 of the Facility Agreement
Interest Payable:	Payable monthly upon drawdown.	• Paragraph 3.1 of Annex 2 of the Facility Agreement • Please note that first Interest Period for any loan shall end on the first Repayment Date for that loan.
Availability:	For both Facilities – Immediate upon completion of legal documentation but no later than 15 September 2017.	• Definition of "Availability Period" in Clause 1 of the Facility Agreement
Maturity:	Facility A – 1 January 2020 Facility B – 1 August 2019	• Definition of "Final Repayment Date" in Clause 1 of the Facility Agreement
Principal Repayment:	Facility A – Principal repayment for the Facility will be amortised equally on a monthly basis starting from 1 December 2017. Facility B – Principal repayment for the Facility will be amortised equally on a monthly basis starting from 1 October 2017	• Clause 6.1 of the Facility Agreement
Facility Fee:	1% of the Commitment for each Facility (exclusive of taxes and statutory levies) payable on the [first Utilisation Date / Utilisation Date of each Facility].	• Clause 8.1 of the Facility Agreement
Prepayment Fee:	Prepayment is not permitted for either Facility prior to 31 July 2018. Prepayment is thereafter permitted, in a single lump	• Clause 7.2 of the Facility Agreement

Signed and acknowledged by:

Name: ALOK VAISH
CFO
Yatra Online, Inc.
as Borrower

	payment, with a prepayment penalty equal to 1.5% of the principal then outstanding on the total Facility. Borrower must provide at least 15 days' prior written notice of its intention to prepay.	
Default / Penalty Interest:	Amounts unpaid on any due date will attract additional interest at 1% per month, compounded annually.	• Definition of "Default Interest Rate" in Clause 1 of the Facility Agreement • Paragraph 2.3 of Annex 2 of the Facility Agreement
Warrants	The Borrower shall grant the Lender warrants to purchase US$1,848,000 worth of ordinary shares at a per-share exercise price equal to US$12.00 per share. Warrants may be exercised in whole or in part (by cash [or via a net exercise provision]) at any time over a period of 5 years from the date of issuance. Warrants shall survive any drawdown and/or payment of the Facility (or any part thereof) and any expiration and/or termination of the Facility Agreement.	• Clauses 13.1 and 13.5 of the Facility Agreement • Definitions of "Expiration Date" and "Warrant Price" in Clause 1.1 of Warrants Instrument • Conditions 3.2 and 3.5 of Warrants Instrument
Material Adverse Effect Clause:	Material Adverse Effect shall mean, in the reasonable opinion of the Lender, a material adverse effect on: • The business, operations, property, condition (financial or otherwise) or prospects of any Obligor or of the Group taken as a whole; • The ability of any Obligor to perform its obligations under the Finance Documents; • The validity, legality or enforceability of, or the rights or remedies of the Lender under, the Finance Documents; or • The validity, legality or enforceability, or the effectiveness, priority or ranking, of any of the Transaction Security. Any material adverse effect shall be an event of default.	• Definition of "Material Adverse Effect" in paragraph 1 of Annex 2 of the Facility Agreement • Paragraph 11.11 of Annex 2 of the Facility Agreement
Security:	The Facility shall be secured by: • A Security Agreement To Create Fixed And Floating Charge incorporating a first and exclusive fixed and floating charge over all the Borrower's present and future assets. • Corporate guarantee from **Asia Consolidated DMC Pte. Ltd.** ("**Guarantor**").	• Definition of "Debenture" in Clause 1 of the Facility Agreement • Definition of "Guarantee" in Clause 1 of the Facility Agreement • Clause 10 of the Facility Agreement

Financial To be tested at the end of each Month starting from Covenants: September 2017 until the Final Repayment Date: • Borrower to maintain a minimum consolidated unencumbered US$20,000,000 at the end of each Month • If the above liquidity level is breached, Borrower to ensure that the Group during the next Month is less than or equal to US$2,500,000 per month until such Month end when the unencumbered cash balance is reinstated to US$20,000,000 Conditions precedent: Reporting Covenants: Agreement the Group within 180 days of year-end, certified by and Borrower within 45 days of financial year end; and Agreement Signed and acknowledged by:  Name: Alok VAISH CFO \ Yatra Online. Inc. as Borrower cash balance of at least consolidated net cash outflow of the or more. • Clause 11.1 of the Facility Agreement Both Facilities shall be made available to the Borrower upon compliance with the following conditions precedent: •Submission of all required documentation in agreed form and duly authorised and executed. •Perfection of all security interests. •Satisfactory compliance with know-your-customer and anti-money laundering checks. •Satisfactory due diligence on the company which the Borrower is in the process of acquiring as at the date of this Agreement. • Clause 4.1(a) of the Facility Agreement • Schedule 1 of the Facility Agreement • Consolidated monthly and year-till-date financial statements of the Borrower and for each operating entity of the Group within 30 days of month end; • Annual consolidated audited financial statements of independent certified public accountants acceptable to the Lender; • Annual operating budgets and projections of the Group • Clause 12.1 of Facility the the Documentation As prescribed by the Lender including but not limited to: •Facility Agreement. •Security Agreement To Create Fixed And Floating Charge. •Warrants Instrument. •Board resolutions for availing the Facility from the Lender and the issuance of Warrants along with signature verification of the authorized signatories. •Shareholders' resolutions of the Borrower for availing the Facility from the Lender. •Board and shareholders' resolutions of the Guarantor for providing the corporate guarantee. •Certified true copies of each of the Obligors' constitutional documents. •Certified true copies of the Borrower's latest capitalisation table. •Other applicable documents including waivers, utilization requests, compliance certificates, as required by the Lender. • Schedule 1 of Facility

Annex 2 of the • Paragraph 10.4 of Facility Agreement Annex 2 of the Debenture the Warrants **This Appendix A is intended solely for information purposes only and is not intended to be and does not constitute legally binding terms and conditions of the Facility Agreement. In the event of inconsistency between this Appendix A and any Finance Document, the terms of such Finance Document shall prevail and supersede Appendix A. Signed and acknowledged by:  Name: AC'OK VAISfi CFO \ Yatra Online, Inc. as Borrower Other Conditions I Other clauses usual and customary to such debt transactions such as: • Standard Legal Representations and Warranties. • Negative Pledge over each of the Borrower's assets with consent only given on a pari passu basis except for the Existing Paktor Facility. • Paragraph 9 of Facility Agreement Annex 2 of the Governing Law All documents herein shall be governed by Singapore law unless otherwise specified by the Lender_ • Paragraph 24 of Facility Agreement • Clause 32 of the • Condition 13.1 of Instrument Expenses Borrower agrees to pay all costs, fees and expenses incurred • Clause 9 of the by the Lender in connection with the Facility documentation. Facility Agreement

ANNEX 2 Standard Terms 27

1. DEFINITIONS AND INTERPRETATION the expiry of a grace period. the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. 1.1 Definitions "Affiliate" means. in relation to any person. any person that (directly or indirectly). owns or controls or is owned or controlled by or is under common ownership or control with. such person. and each of such person's officers. directors. joint venture parties or partners. as applicable; and for this purpose. a person shall be treated as being controlled by another person if that other person is able to direct its affairs and/or control the composition of its board of directors or equivalent body and/or vote (or control the voting of) more than 50% of its voting shares. in each case. whether by way of ownership of shares. proxy. contract agency or otherwise. In the case of the Lender, the term "Affiliate" shall include all persons that form part of the Lender group on the relevant date. "Event of Default" means any event or circumstance specified as such in Paragraph 11 (Events of Default) of the Standard Terms. "Facility Office" means the office notified in writing by the Lender to the Borrower as the office through which it will perform its obligations under this Agreement. "Finance Document" means this Agreement, any Security Document, any Utilisation Request, any Confirmation Certificate, any Compliance Certificate. the Warrants Instrument, the Warrant Certificates. any Waiver Letter, the Letter of Undertaking or any other document designated as such by the Lender and the Borrower. "Authorisation" means: "Financial Indebtedness" means any indebtedness for or in respect of: an authorisation. consent. approval. (a) resolution. licence. waiver, exemption. filing. notarization. order. lodgment or registration: or monies borrowed; (a) (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; in relation to anything which will be fully or partly prohibited or restricted by law or regulation if a Governmental Agency intervenes or acts in any way within a specified period after lodgment filing, registration or notification, the expiry of that period without intervention or action. (b) any amount raised pursuant to any note purchase facility or the issue of bonds. notes. debentures. loan stock or any similar instrument; (c) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS. be treated as a finance or capital lease; (d) "Business Day" means a day (other than a Saturday, Sunday or a public holiday) on which banks are open for general business in Singapore, and (in relation to any date for payment or purchase of a currency) the principal financial centre of the country of that currency. receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (e) "Change of Control" shall be deemed to have occurred if any third party acquires Control over the Borrower. (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the "Charged Assets" means all of the assets which from time to time are. or are expressed to be, the subject of the Transaction Security. commercial effect of a borrowing; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and. when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); "Companies Act" means the Companies Act Chapter 50 of Singapore. "Control" (including, the terms "is controlled by" or "under common control with"), as used with respect to any person. means (i) in the case of corporate entities, direct or indirect ownership of more than 50% of the shares or voting shares. and (ii) in the case of other entities. direct or indirect ownership of more than 50% of the equity interest, and/or shall include (iii) the power to direct the management and policies of a person. whether by way of contract or otherwise any counter-indemnity obligation in respect of a guarantee. indemnity. bond. standby or documentary letter of credit or any other instrument issued by a bank or financial institution: and (h) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above. (i) "Default" means an Event of Default or any event or circumstance specified in Paragraph 11 (Events of Default) of the Standard Terms which would (with

"GAAP" means generally accepted accounting principles in Singapore or any other jurisdiction as may be agreed by the Lender from time to time. "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month. except that: "Governmental Agency" means any government. or any governmental. regulatory, administrative. public or other authority. agency or department. or any semi-governmental. statutory, judicial or quasi judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute). (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day. that period shall end on the next Business Day in that calendar month in which that period is to end if there is one. or if there is not. on the immediately preceding Business Day; "INR" means the lawful currency from time to time of India. (b) if there is no numerically corresponding day in the calendar month in which that period is to end. that period shall end on the last Business Day in that calendar month; and "Indirect Tax" means any goods and services tax. consumption tax. value added tax or any Tax of a similar nature. "Intellectual Property" means: (c) if an Interest Period begins on the last Business Day of a calendar month. that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (a) any patents. trademarks. service marks. designs. logos. trade names. business names. copyrights. database rights. design rights. domain names. moral rights. inventions. confidential information. know-how and other intellectual property. rights and interests (which may now or in the future subsist). whether registered or unregistered; and The above rules will apply only to the last Month of any period. "Quasi-Security" means an arrangement or transaction under which a person: the benefit of all applications and rights to use or exploit such assets of each Obligor and each other member of the Group (which may now or in the future subsist). (a) sells. transfers or otherwise disposes of any of its assets on terms whereby they are or may be leased to or re-acquired by such person or its Affiliate; (b) "Interest Period" means. in relation to a Loan. each period determined in accordance with Paragraph 3 (Interest Periods) of the Standard Terms. and. in relation to an Unpaid Sum. each period determined in accordance with Paragraph 2.3 (Default Interest) of the Standard Terms. (b) sells. transfers or otherwise disposes of any of its receivables on recourse terms; enters into or permits to subsist any title retention arrangement; (c) (d) enters into or permits to subsist any arrangement under which money or the benefit of a bank or other account may be applied. set-off or made subject to a combination of accounts; or "Material Adverse Effect" means a material adverse effect on: (a) the business. operations. property. condition (financial or otherwise) or prospects of any Obligor or of the Group taken as a whole; enters into or permits to subsist any other preferential arrangement having a similar effect. (e) the ability of any Obligor to perform its (b) in circumstances where the arrangement or obligation sunder Documents; the Finance transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. the validity, legality or enforceability of. or the rights or remedies of the Lender under. the Finance Documents; or (c) "Receiver" means any receiver. manager. receiver and manager or administrative receiver or any similar officer of the whole or any part of the Charged Assets the validity. legality or enforceability. or the effectiveness. priority or ranking. of any of the Transaction Security. (d) "Repayment Date" means any date on which an instalment for repayment of the Loans is due under the repayment schedule to be provided by the Lender on each Utilisation Date. "Repayment Instalment" means any instalment for repayment of the Loans specified in the repayment 2 schedule to be provided by the Lender on each Utilisation Date. "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents. "Repeating Representations" means each of the representations and warranties set out in Paragraph 9.1 (Status) of the Standard Terms to Paragraph 9.16 (Charged Assets) of the Standard Terms, and each of the representations and warranties deemed or otherwise expressed to be repeated by any Obligor under any other Finance Documents. "US Dollars" and "US$" mean the lawful currency from time to time of the United States of America. "Utilisation" means a Loan from the utilisation of a Facility. "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made. "Representative" means any delegate, agent. manager, administrator, nominee, attorney, trustee or custodian. 1.2 Construction "Secured Obligations" means all present and future monies, indebtedness. obligations and liabilities of any kind at any time due, owing or incurred by any Obligor to the Lender under or in connection with any Finance Document (in each case. whether actually or contingently, whether incurred solely or jointly or jointly and severally with any other person, and whether incurred as principal, surety or in any other capacity). (a) Unless a contrary indication appears. any reference in the Standard Terms to: (i) the "Lender", the "Borrower", the "Guarantor", any "Obligor", any "Party" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees: "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. (ii) a "Finance Document" or any other agreement, document or instrument is a reference to that Finance Document or other "Subsidiary" means. in relation to any company or corporation. a company or corporation: agreement, instrument novated. document or as amended, supplemented, (a) which is controlled, directly or indirectly, by the first mentioned company or corporation: extended, restated or replaced from time to time (in each case, however fundamental and whether or not more onerous, and including any waiver or consent granted in respect of (b) more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or such Finance Document, agreement, document instrument or any of terms), and includes or their any (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation, change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement, document or instrument; and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body. (iii) "including" shall be construed as "including without limitation" (and cognate expressions shall be construed similarly); "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). (iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent: "Tax Deduction" has the meaning given to that term in Paragraph 4.1 Standard Terms. (Tax Definitions) of the a "person" includes any individual, firm, body corporate, "Transaction Security" means the Security created or purported to be created in favour of the Lender in respect of the obligations of the Obligors under the Finance Documents pursuant to, or as evidenced by, this Agreement and the Security Documents. (v) company, corporation, government, state or agency of a state or any association. trust, joint venture, consortium, partnership or other entity 3

(whether or not having separate legal personality}; Periods. In addition, a further default interest at the Default Interest Rate shall be payable on the aggregate of the Unpaid Sum and any interest accruing thereto from the due date to the date of actual payment (both before and after judgment}. Any amount under this Paragraph 2.3 (Default Interest) shall be immediately payable by the Borrower on demand by the Lender. (vi} a "regulation" includes any regulation, rule, official directive, request or guideline governmental, intergovernmental supranational body, of any or agency, department or regulatory authority or organisation: (b) Default interest (if unpaid} arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each yearly anniversary from the date of the first Utilisation Date but will remain immediately due and payable. (vii} a provision of law or regulation is a reference to that provision as amended or re-enacted: (viii} words importing the singular include the plural and vice versa and words importing a gender include every gender: 3. INTEREST PERIODS 3.1 Interest Periods (ix} Clauses. Annexes and Subject to this Paragraph 3 (Interest Periods). each Interest Period shall be for a period of one Month except for the first Interest Period which shall end on the first Repayment Date for that Loan. Schedules are to clauses of. annexes to and schedules to this Agreement; and (a) (x} a time of day is a reference to Singapore time. (b) An Interest Period for a Loan shall not extend beyond any Repayment Date or the Final Repayment Date applicable to its Facility. Clause, Annex and Schedule headings are for ease of reference only_ (b) Unless a contrary indication appears. a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (c) (c) Each Interest Period for a Loan shall start on its Utilisation Date. 3.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one} or the preceding Business Day (if there is not). (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived. 4. TAX INDEMNITIES 2. INTEREST 4.1 Tax Definitions 2.1 Calculation of Interest (a} A reference in this Paragraph 4 (Tax The rate of interest on each Loan for each Interest Period is the Facility Interest Rate. Indemnities) to or "determines" "determined" means a determination made in the absolute discretion of the person making the determination. 2.2 Payment of Interest The Borrower shall pay accrued interest on a Loan on the last day of each Interest Period. 4.2 (Intentionally Omitted] 4.3 Tax Indemnity 2.3 Default Interest If the Lender is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by the Lender whether or not actually received or receivable} or if any liability in respect of any such payment is asserted, imposed. levied or assessed against the Lender, (a) If any Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which would have been payable if the Unpaid Sum had. during the period of non-payment. constituted a Loan in the currency of the Unpaid Sum for successive Interest (a} 4 the Borrower shall, within three Business Days of demand, promptly indemnify the Lender against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith. provided that this Paragraph 4.3 (Tax Indemnity) shall not apply to: an amount equal to the amount of the Indirect Tax. (b) Where a Finance Document requires an Obligor to reimburse the Lender for any costs or expenses, such Obligor shall also at the same time pay and indemnify the Lender against all Indirect Tax incurred by the Lender in respect of such costs or expenses. (i) any Tax imposed on and calculated by reference to the net income actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but 5. MITIGATION BY THE LENDER 5.1 Mitigation (a) The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to. or cancelled pursuant to, any of Clause 7.1 (Illegality) or Paragraph 4 (Tax Indemnities), including, in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. not actually received or receivable) by the jurisdiction in which the Lender is incorporated; or (ii) any Tax imposed on and calculated by reference to the net income of the Facility Office of the Lender actually received or receivable by the Lender (but for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually received or receivable) by the jurisdiction in which its Facility Office is located. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 5.2 limitation of Liability (a) The Borrower shall. promptly on demand. indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Paragraph 5.1 (Mitigation). (b) The Lender. upon making a claim under paragraph. (a) above. shall notify the Borrower of the event giving rise to the claim. 4.4 Stamp Taxes (b) The Lender is not obliged to take any steps under Paragraph 5.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it. The Borrower shall: pay all stamp duty. registration fees. notarial fees and other similar Taxes and fees payable in respect of any Finance Document; and (a) Conduct of Business by the lender 5.3 No provision of this Agreement will: (b) within three Business Days of demand, indemnify the Lender against any cost, expense, loss or liability which the Lender incurs as a result of any failure to pay or delay in paying. or otherwise in relation to, any such Taxes or fees. (a) interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit: (b) oblige the Lender to investigate or claim any credit. relief, remission or repayment available to it or the extent. order and manner of any claim; or 4.5 Indirect Tax All amounts set out or expressed in a Finance Document to be payable by any Obligor to the Lender shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Lender to any Obligor in connection with a Finance Document, such Obligor shall pay to the Lender (in addition to and at the same time as paying the consideration for such supply) (a) (c) oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 6. OTHER INDEMNITIES 6.1 Currency Indemnity 5

(a) If any sum due from an Obligor under the Finance Documents (a "Sum") is paid in any other currency than US Dollars, the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, expense, loss or liability arising out of or as a result of the conversion of such Sum into US Dollars. Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of fraud. wilful default or gross negligence by the Lender alone); (h) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; (b) Without prejudice to paragraph (a) above, any amount received or recovered by the Lender in respect of any sum due or payable by an Obligor to the Lender under the Finance Documents in a currency other than US Dollars shall constitute a discharge of the obligation of the Obligor to pay such sum only to the extent of the amount in US Dollars which the Lender is able, in accordance with its usual practice (and after deducting any costs of currency conversion incurred). to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or. if it is not practicable to make that purchase on that date. on the first date on which it is practicable to do so). (i) the administration, taking. holding. perfection, protection or preservation of any Transaction Security or any Charged Assets or any of the rights. powers or remedies of the Lender (or any Receiver) under or in connection with the Finance Documents or the Transaction Security, or the release of any Security Document or any other document referred to in the Security Documents, or the release, re assignment or discharge of any Transaction Security or any Charged Assets; or any other act. omission, matter or thing in connection with any of the Finance Documents or arising from the Finance {j) Documents or the transactions (c) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than US Dollars. contemplated by the Finance Documents (other than. in each case. as a result of the Lender's fraud. wilful misconduct or gross negligence). 7. COSTS AND EXPENSES 6.2 Other Indemnities 7.1 Amendment Costs Each Obligor shall. promptly on demand, indemnify the Lender against any direct cost. expense. loss or liability incurred by the Lender as a result of: If any Obligor requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, pay or reimburse to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement. (a) the occurrence of any Event of Default; (b) investigating any event which reasonably believes is a Default; it the information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect; 7.2 (c) Enforcement Costs The Borrower shall, within three Business Days of demand, pay or reimburse to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the protection or preservation of, or the enforcement, realisation or exercise (or the attempted enforcement, realisation or exercise) of. any rights, powers or remedies under any Finance Document or any Transaction Security, the defending of any claims against the Lender in relation to any Finance Document or any Transaction Security, or any proceedings instituted by or against the Lender (or any Receiver) as a consequence of taking or holding any Transaction Security or any Charged Assets or of enforcing any rights. powers or remedies in respect thereof. acting or relying on any notice. request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (d) any enquiry, investigation. subpoena (or similar order) or litigation (or other proceedings) with respect to any Obligor (e) or with respect to the financed transactions contemplated Agreement; or under this (f) a failure by any Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency; 8. EXCLUSION OF LIABILITY (g) funding, or making arrangements to fund. a Loan requested by the Borrower in a In no event shall the Lender be liable for any loss of profits. goodwill. reputation, business opportunity or 6 anticipated saving, or for special, punitive. indirect or consequential damages, whether or not the Lender has been advised of the possibility of such loss or damages or any special conditions or circumstances were known to the Lender, and each Obligor (for itself and on behalf of each other member of the Group) waives and releases the Lender from any claims it may have for any such damages. constitute termination described) a default or event (howsoever under any such agreement or instrument; or (b) (except for the Transaction Security) result in the creation or existence of, or oblige it or any other member of the Group to create, any Security over any of its or their respective assets, other than as expressly permitted under the Finance Documents. 9. REPRESENTATIONS Each Obligor makes warranties setout the representations and in this Paragraph 9 (Representations) to the Lender on the date of this Agreement. 9.4 Power and Authority It has the power to enter into. perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. 9.1 Status (a) It (and each other member of the Group) is a corporation, duly incorporated and validly existing under the laws of its respective jurisdiction of incorporation. 9.5 Validity and Admissibility in Evidence (b) It (and each other member of the Group) has the capacity and power to own and lease its respective assets and carry on All Authorisations required or desirable: its respective conducted. business as it is being (a) to enable it lawfully to enter into. exercise its rights and comply with its obligations in the Finance Documents to which it is a party; 9.2 Binding Obligations The obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations. (a) (b) to enable it to create any Transaction Security expressed to be created by it or evidenced under the Security Documents to which it is a party. and to ensure that each such Transaction Security has the priority and ranking it is expressed to have under such Security Documents; (b) Without limiting the paragraph (a) above, generality of each Security Document to which it is a party creates the Transaction Security which that Security Document purports to create or, if that Security Document purports to evidence Security, accurately evidences validly created Transaction Security which that Security Document purports to evidence, and all such Transaction Security is valid and effective. to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation and in Singapore; and (c) (d) for it and the other members of the Group to carry on its and their respective business. and which are material. 9.3 Non-Conflict with Other Obligations have been obtained or effected and are in full force and effect. The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not: 9.6 Governing Law and Enforcement (a) The choice of Singapore law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. (a) conflict with: (i) any law or regulation applicable to it; (b) Any judgment obtained in Singapore in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation. (ii) its constitutional documents or the constitutional documents of any other member of the Group; or 9.7 Deduction of Tax any agreement or instrument binding upon it or any other member of the Group or any of its or their respective assets. or (iii) It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any deduction for or on 7 account of Tax from any payment it may make under any Finance Document. expressly disclosed in such financial statements. 9.8 No Filing or Stamp Taxes Its financial statements most recently supplied to the Lender (which, at or around the date of this Agreement. are the Original Financial Statements) give a true and fair view and represent the Group's consolidated financial condition as at the end of, and the Group's consolidated results of operation) during the relevant financial year. save to the extent expressly disclosed in such financial statements. (b) Under the laws of Singapore and its jurisdiction of incorporation, it is not necessary that the Finance Documents be filed, registered. recorded or enrolled with any court or other authority in Singapore or that jurisdiction or that any stamp duty, registration fees, notarial fees or other similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions Documents. contemplated by the Finance 9.9 No Default (c) There has been no material adverse change in the business. operations or consolidated financial condition of the Group since the date of the Original Financial Statements prepared for the period ended as of March 31. 2017. (a) No Default is continuing or might reasonably be expected to result from the making of any Utilisation. (b) No other event or circumstance is outstanding which constitutes (or. with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing. would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it (or any other member of the Group) or to which its (or their) respective assets are subject which might have a Material Adverse Effect. 9.12 Senior Ranking Its payment obligations under the Finance Documents to which it is a party rank senior to and take priority over the claims of all of its creditors. except for obligations mandatorily preferred by laws applying to companies generally. 9.13 No Proceedings Pending No litigation. arbitration. administrative or other proceedings of or before any court, arbitral body or agency, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect. have been started or (to the best of its knowledge and belief) is pending against it or any other member of the Group or any of its or their assets. 9.10 No Misleading Information (a) All information provided by it (or by any other member of the Group) to the Lender in connection with the transactions contemplated by the Finance Documents is true. complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and was not misleading in any respect. 9.14 Authorised Signatures Any person specified as its authorised signatory in the documents delivered pursuant to Schedule 1 (Conditions Precedent) or Clause 12.4(d) (b) Any financial projections provided by it (or by any other member of the Group) to the Lender in connection with the transactions contemplated by the Finance Documents have been prepared on the basis of recent historical information and on the basis of reasonable assumptions. (Information: Miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf. Ranking of Transaction Security 9.15 The Transaction Security has the ranking in priority which the Transaction Security is expressed to have in the Security Documents. and the Transaction Security is not subject to any Security which ranks prior to or pari passu with it. (c) Nothing has occurred and no information has been given or withheld that results in the information provided by it (or by any other member of the Group) to the Lender being untrue or misleading in any material respect. Charged Assets 9.16 It is the sole legal and beneficial owner of the Charged Assets over which it purports to grant the Transaction Security, and such Charged Assets are free from any Security. Quasi-Security. claims. third party rights or competing interests (other than the Transaction Security). 9.11 Financial Statements (a) Its financial statements most recently supplied to the Lender (which. at or around the date of this Agreement. are the Original Financial Statements) were prepared in accordance with IFRS consistently applied save to the extent 9.17 [Intentionally Omitted] 8

9.18 Repetition 10.2 Compliance with Laws The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Confirmation Certificate. each Utilisation Request, on each Utilisation Date. Each Obligor shall (and the Obligors shall jointly and severally ensure that each member of the Group will) shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and 9.19 Notification of Default Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. (a) (b) supply certified copies to the Lender of. any Authorisation required to comply in all respects with all laws and regulations to which it may be subject and to conduct its business in the same manner as it is conducted as at the date of this Agreement. if failure to so comply would have a Material Adverse Effect. Each Obligor shall notify the Lender in writing in the event of any revocation, repudiation. denial or cancellation of any such Authorisation. (b) Promptly upon a request by the Lender. the Borrower shall supply to the Lender a certificate signed by one director on its behalf certifying that no Default is continuing (or if a Default is continuing. specifying the Default and the steps, if any. being taken to remedy it). 10.3 Senior Ranking 9.20 "Know Your Customer" Checks Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank senior to and take priority over the claims of all of its creditors, except for obligations mandatorily preferred by law applying to companies generally. Each Obligor shall promptly upon the request of the Lender supply, or procure the supply of. such documentation and other evidence as is reasonably requested by the Lender (including for the Lender on behalf of any prospective assignee or transferee lender) in order for the Lender (or any such prospective new assignee or transferee lender) to conduct any "know your customer'' or other similar procedures under applicable laws and regulations. 10.4 Negative Pledge (a) No Obligor shall (and the Obligors shall jointly and severally ensure that no other member of the Group will) create or permit to subsist any Security or Quasi Security over any of its assets (including without limitation its Intellectual Property). 10. GENERAL UNDERTAKINGS The undertakings in this Paragraph 10 (General Undertakings) remain in force from the date of this Agreement for so long as any Secured Obligation is outstanding under the Finance Documents or any Commitment is in force. Paragraph (a) above does not apply to: (b) the Transaction Security and all (i) 10.1 Authorisations Quasi-Security created or evidenced, or purported to be created or evidenced, pursuant to any Finance Document; Each Obligor shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (ii) any Security or Quasi-Security created by any Obligor (or any other member of the Group) with the prior written consent of the Lender, provided always that any such Security or Quasi-Security shall not rank (b) supply certified copies to the Lender of. any Authorisation required to enable it to enter into and perform its obligations under the Finance Documents to which it is a party, to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation and in Singapore of any Finance Document to which it is a party. and to ensure that the Transaction Security is and remains in full force and effect with the priority and ranking it is expressed to have under the Security Documents. prior to Security. the Transaction 10.5 Disposals (a) No Obligor shall (and the Obligors shall jointly and severally ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not, and whether voluntary or involuntary) to sell. lease. assign, transfer or otherwise dispose of any asset. 9

Paragraph (a) above does not apply to any sale. lease. assignment, transfer or other disposal: (b) 10.8 Intellectual Property Each Obligor shall (and the Obligors shall jointly and severally procure that each other member of Group will) preserve and maintain the subsistence and validity of the Intellectual Property necessary for its respective business. (i) of trading stock or cash made in the ordinary course of trading of the disposing entity; (ii) of assets in exchange for or replacement of other assets comparable or superior as to type. value and quality and for a similar purpose; 10.9 Conduct of Business Each Obligor shall (and the Obligors shall jointly and severally ensure that each other member of the Group will) at all times carry on and conduct its respective business in a proper and efficient manner. (iii) of obsolete or redundant vehicles. plant and equipment for cash and on an arm's length 10.10 Books and Records basis and terms; or normal commercial Each Obligor shall (and the Obligors shall jointly and severally ensure that each other member of the Group will) keep proper records and books of account in respect of its respective business_ (a) (iv) made with prior written consent of the Lender. 10.6 Preservation of Assets (b) Each Obligor shall (and the Obligors shall jointly and severally procure that each other member of the Group will) permit the Lender, after providing at least 7 days prior written notice unless there occurs an Event of Default whereby only 1 day prior written will be required. (i) to examine and inspect all requested books of account of the Obligors and each member of the Group and (ii) to meet and discuss matters with senior management, officers and auditors of each Obligor and member of the Group; Each Obligor shall (and the Obligors shall jointly and severally ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable from time to time in the conduct of its business. 10.7 Insurance (a) Each Obligor shall (and the Obligors shall Jointly and severally ensure that each other member of the Group will) maintain insurances on and 1m relation to its business and assets (including the Charged Assets) against those risks, and to the extent, as is usual for prudent companies owning the same or similar property and carrying on the same or substantially similar business in the same or similar location. 10.11 Taxation (a) Each Obligor shall (and the Obligors shall jointly and severally procure that each other member of the Group will) pay and discharge all Taxes, rents, rates. assessments and governmental charges imposed upon it or its respective assets within the time period allowed without incurring penalties. All insurances must be in a form and with (b) reputable independent insurance companies or underwriters. Each Obligor shall (and the Obligors shall jointly and severally procure that each other member of the Group will) file and submit in a timely manner all tax returns and other filings required to be filed or submitted under any law or regulation in its jurisdiction of incorporation and in the jurisdiction in which it is treated as resident for Tax purposes. (b) (c) Each Obligor shall (and the Obligors shall jointly and severally ensure that each other member of the Group will) comply with all the conditions of the insurances taken by it, and shall promptly pay all premium and other sums due in respect of each of the insurances effected by it. If an Obligor fails to insure its assets or to pay any premium or other sums due in respect of each of the insurances effected by it, the Lender may at its discretion insure such assets or pay such premium or other sums due in respect of each of the insurances effected by such Obligor (as the case may be) at such Obligor's cost. (d) 10.12 Loans and Guarantees (a) No Obligor shall (and the Obligors shall jointly and severally ensure that THCL will not) make or allow to subsist any deposits, loans, investments in share capital. grant any credit or give or allow to remain outstanding any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume 10 any liability, whether actual or contingent. in respect of any obligation of any person. in respect of an amount exceeding INR 20,000,000 (Rupees Twenty Million only). accordance with Clause 7.2 (Voluntary Prepayment). (d) In the event the Lender does not approve any Financial Indebtedness in respect of an amount greater than INR 250,000,000 (Rupees Two Hundred and Fifty Million only) within 7 Business Days of receiving the relevant information related to the proposed Financial Indebtedness. the Borrower shall have the discretion to prepay the Loans in accordance with Clause 7.2 (Voluntary Prepayment). For the avoidance of doubt, the Borrower shall not be required to obtain any approval of the Lender in the event it Paragraph (a) above does not apply to: (b) (i) any trade credit extended by any Obligor (or any other member of the Group) to its customers/vendors/suppliers on normal commercial terms and in the ordinary course of its trading activities: (ii) any loan or credit granted or provided by any Obligor (or any other member of the Group) seeks to procure any Financial Indebtedness in respect of an amount up to INR 250,000,000 (Rupees Two Hundred and Fifty Million only). under any of Documents; the Finance (iii) any guarantee or indemnity 10.14 Transaction Security given or required under any of the Finance Documents; or Each Obligor shall. ensure that any Transaction Security created by or evidenced in, or purported to be created by or evidenced in, any Security Document remains in full force and effect with the ranking and priority it is expressed to have under the Security Document. (iv) any loan. credit, guarantee or indemnity granted or provided by any Obligor (or any other member of the Group) with the prior written consent of the Lender. 10.15 Anti-bribery and Anti-corruption laws (v) any loan. credit, investments. guarantee or indemnity granted. made or provided by any Obligor or THCL in respect of any entity within the Group. Each Obligor shall (and the Obligors shall jointly and severally ensure that each other member of the Group will): (a) comply with all applicable anti-bribery and anti-corruption laws and regulations: 10.13 Financial Indebtedness not offer any bribe or facilitation payment to any public official or other person; and (b) No Obligors shall (and the Obligors shall jointly and severally ensure that no other member of the Group will) incur or permit to remain outstanding any Financial Indebtedness. (a) not do anything that may cause the Lender or any of its Affiliates to breach any anti-bribery or anti-corruption law. (c) 10.16 Marketing Materials Paragraph (a) above does not apply to: (b) The Lender may. and the Borrower shall ensure that each Obligor and each other member of the Group will accordingly permit the Lender to. use the Borrower's logo to highlight the relationship between the Parties in the Lender's marketing materials. any Financial Indebtedness incurred pursuant to any Finance Documents; (i) (ii) any Financial Indebtedness incurred within the ordinary course of business of the Group; and 10.17 Further Assurance The Obligors shall jointly and severally promptly, at their own expense, execute and deliver (or procure the execution and delivery of) all instruments and documents and do all acts and things as the Lender may require: (iii) any Financial Indebtedness incurred with the prior written consent of the Lender. In the event the Borrower approves a convertible debt offering of the Borrower which is junior to the debt availed by the Borrower under this Agreement and the Lender does not allow issuance of such convertible debt, then the Borrower shall have the discretion to prepay the Loans in (c) to create. perfect. maintain, protect and/or preserve any of the Transaction Security created by or evidenced in. or purported to be created by or evidenced in, the Security Documents, the priority of any of the Transaction Security. or any of the rights. powers. authorities. discretions and (a) 11 remedies of the Lender provided by or pursuant to the Finance Documents or by law; 11.4 Cross Default (a) Any Financial Indebtedness of any Obligor or any other member of the Group is not paid when due nor within any originally applicable grace period. (b) to confer on the Lender Security over any property and assets of any Obligor located in any jurisdiction. which is equivalent or similar to the Security purported to be conferred by or pursuant to the Security Documents; (b) Any Financial Indebtedness of any Obligor or any other member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) to facilitate the enforcement or realisation of any of the Transaction Security. any of the Charged Assets or any of the Finance Documents; and/or (c) Any commitment for any Financial Indebtedness of any Obligor or any other member of the Group is cancelled or suspended by a creditor of such Obligor. (d) to permit or facilitate the exercise by the Lender of any right. power. authority. discretion or remedy with respect to the Charged Assets and the Transaction Security or which is provided by or pursuant to the Finance Documents or by law. (d) Any creditor of any Obligor or any other member of the Group becomes entitled to declare any Financial Indebtedness of any Obligor or any other member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). 11. EVENTS OF DEFAULT Each of the events or circumstances set out in the following sub-paragraphs of this Paragraph 11 {Events of Default) {other than Paragraph 11.14 (Acceleration)) is an Event of Default. This Paragraph 11.4 shall not include Air Travel Bureau Limited until Yatra Online Private Limited. an indirect Subsidiary of the Borrower. holds 100% of the shareholding of Air Travel Bureau Limited. 11.1 Non-payment 11.5 Insolvency Any Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable. No Event of Default will occur under the Finance Documents including this Agreement if any Obligor repays the payable amount within seven Business Days' of such due date. (a) Any Obligor or other member of the Group admits inability to pay its debts as they fall due. suspends making payments on any of its debts or. by reason of actual or anticipated financial difficulties. commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. 11.2 Other Obligations (b) A moratorium is declared in respect of any indebtedness of the Borrower or any other member of the Group. Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Paragraph 11 1 (Non-payment)) (including but not limited to the delivery of the Letter of Undertaking to the Lender pursuant to Clause 11.6 (Letter of Undertaking)) or its obligations with respect to its insurances. No Event of Default will occur under the Finance Documents including this Agreement if such breach is remedied within 21 days from the date the Lender gives prior notice of such breach to the relevant Obligor (save in respect 11.6 Insolvency Proceedings Any corporate action. legal proceedings or other procedure or step is taken in relation to: (a) the suspension of payments. a moratorium of any indebtedness. winding up. liquidation. dissolution. administration. judicial management. provisional of the aforementioned delivery of the Letter Utilisation pursuant to Clause 11.6 (Letter Undertaking)). of of supervision or reorganisation (by way of voluntary arrangement. scheme of arrangement or otherwise) of any Obligor or any other member of the Group, other 11.3 Misrepresentation than a solvent liquidation or Any representation or statement made or deemed to be made by any Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. reorganisation of any member of the Group which is not an Obligor; (b) a composition or arrangement with any creditor of any Obligor or any other member of the Group. or an assignment for the benefit of creditors generally of any 12

Obligor or any other member of the Group or a class of such creditors; Any Transaction Security is not. or ceases to be, in full force and effect or does not have. or ceases to have, the ranking and priority it is expressed to have under the Security Documents. (c) (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver. receiver and manager, manager, trustee. judicial manager, compulsory manager. provisional supervisor or other similar officer in respect of any Obligor or any other member of the Group or any of its respective assets; 11.8 Repudiation Any Obligor repudiates a Finance Document or any Transaction Security, or evidences an intention to repudiate a Finance Document or any Transaction Security. 11.9 Expropriation the enforcement of any Security over any (d) assets of any Obligor member of the Group; or or any other Any seizure, compulsory acquisition. expropriation, nationalization, intervention. restriction or other similar action by or on behalf of any Governmental Agency or other authority or person (whether de jure or de facto). or any step with a view to the foregoing, is taken in relation to any Obligor or other member of the Group or any of its respective assets. any acceptance by the courts of any (e) application by any person to the courts for or in relation to: any moratorium, stay, or restraining order with regard to any Obligor or any member of the Group, or any of its respective assets (including without limitation. in relation to any of the events listed in paragraph (a) to paragraph (d) above); (i) 11.10 Litigation (a) Any litigation, arbitration, administrative or other proceedings is commenced in relation to the transactions contemplated under the Finance Documents or against any Obligor or any other member of the Group or its respective assets which, if adversely determined. might reasonably be expected to have a Material Adverse Effect. (ii) any cram down order in relation to an Obligor or any member of the Group, and its respective creditors or any class of those creditors (including without limitation, under section 21 1H or section 2.2X of the Companies Act); or (b) Any Obligor or other member of the Group fails to pay or perform or comply with any final judgment or court order. 11.11 Material Adverse Change (iii) any order for rescue financing (including without limitation, under section 21E or section 27A of the Companies Act), Any event or circumstance occurs which the Lender reasonably believe has or is reasonably likely to have a Material Adverse Effect 11.12 ChangeofControl or any analogous procedure or step is taken in any jurisdiction. Any Change of Control (either directly or indirectly) of the Borrower or of any other person who Controls the Borrower without the prior written consent of the Lender. No Event of Default will occur under this Paragraph in respect of any winding up petition which is frivolous or vexatious or is discharged, stayed or dismissed within 90 days of commencement Structure of the Group 11.13 Unlawfulness and Invalidity 11.7 Any decrease in the cumulative percentage ownership that the Borrower currently holds in the Guarantor and THCL and any change in the members of THCL; (a) (a) It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents to which it is a party. Any obligation or obligations of any Obligor under any Finance Document to which it is a party are not, or cease to be or are alleged by any Obligor not to be. legal. valid. binding or enforceable in accordance with the terms of that Finance Document (b) Any decrease in the cumulative percentage ownership that the Guarantor and THCL currently holds in Yatra Online Private Limited. an Indian corporation and any change in the members of Yatra Online Private Limited; or (b) 13 the Loans in accordance with Clause 7.2 (Voluntary Prepayment). (c) Any decrease in the percentage ownership that THCL currently holds in the Guarantor and any change members of the Guarantor. in the Each Obligor agrees and acknowledges that an assignment or transfer by the Lender of any of its rights and obligations under the Finance Documents does not require the consent of the Borrower or any other Obligor. (b) (d) 11.14 Acceleration On and at any time after the occurrence of an Event of Default which is continuing. the Lender may, by notice to the Borrower: 12.2 Sub-Participations without prejudice outstanding: to any Loans then (a) The Lender may, without the consent of any Obligor, at any time grant one or more sub participations in its rights and/or obligations under the Finance Documents and no other Party or person shall be concerned in any way with any sub participation so granted. (i) cancel the Total Commitments (and reduce them to zero). whereupon they shall immediately be cancelled (and reduced to zero); or 13. CHANGES TO THE OBLIGORS (ii) cancel any part of any Commitment (and reduce such An Obligor may not assign or transfer any of its rights or obligations under any Finance Document, except with the prior written consent of the Lender. Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or 14. DISCLOSURE OF INFORMATION 14.1 Disclosure of Information Each Obligor hereby irrevocably (a) (b) declare that all or part of the Loans, authorises the Lender, its employees or any other person who by reason of their scope of work or capacity or office have access to the Lender's records. registers or any correspondence or materials with regard to information relating to any Obligor. its accounts, its transactions. any Facility, any Finance Document, any transaction contemplated under the Finance Documents ("Transactions") and/or any personal data (as defined in the Personal Data Protection Act 2012 ("PAPA")) provided by any Obligor to the Lender or which the Lender receives from any other sources without any obligation of confidentiality or is otherwise collected by the Lender in the course of any Obligor's relationship with the Lender or together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or (c) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be payable on demand, whereupon they shall immediately become payable on demand by the Lender. 12. CHANGES TO THE LENDER its Affiliates (collectively. the such "Information"), to disclose 12.1 Assignments and Transfers by the lender information to (a) any person to whom such disclosure is permitted or required under any or pursuant to any court order in which case sufficient notice on the Borrower shall be provided to defend such disclosure; and (b) to the following parties who shall (to the extent possible and where such party is not a government department. agency, ministry, body or statutory board or any relevant authority) undertake to be bound by the same disclosure restrictions imposed on such Obligor for the purposes specified in the sub-paragraphs below and for any and all the Purposes (as defined below): (a) The Lender may: (i) assign any of its rights; or (ii) transfer by novation any of its rights and obligations. under the Finance Documents to any person I another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans. securities or other financial assets provided that no such assignment or transfer may be made in favour of a competitor of the Borrower and such assignment under this Clause 12.1 (Assignments and Transfers by the Lender) will allow the Borrower to prepay (i) Any Obligor or its respective Affiliates; (ii) any person in connection with a Transfer or proposed Transfer. A "Transfer" includes any 14 any other dealing by any person whatsoever over or of or with the security; assignment or transfer of the Lender's rights or obligations. any participation, sub participation. transfer of credit or other risk (entirely or in part) or benefit (entirely or in part) by any means, and entry into any other contractual relationship, in relation to any Facility and/or the Transactions: (viii) any insurer. valuer or proposed insurer or valuer for any security provided for any Facility and/or the Transactions: (ix) any auditor of any Obligor or any auditor of any Affiliate of any Obligor; (iii) any person for the purposes of enforcing or protecting its rights or interests in relation to any (x) any person engaged by the Lender to collect any sums of money owing from any Obligor to such party, for any purpose in connection with the collection of such sum; and Facility, any Document. and/or Transactions; Finance the (iv) any person in connection with any insolvency proceeding (including, without limitation) judicial management. winding (xi) the Lender, any of its Affiliates or any third-party service provider engaged by the Lender up, compromise or arrangement. and receivership) relating to any Obligor or any other person in connection with in connection with risk management (which includes conflict clearance exercise). credit approval''. credit exposure monitoring, credit facility/repayment collection, data processing, cross-selling of products and pursuing. on behalf of the Lender, further business opportunities. any Facility, Document Transactions: any Finance and/or the (v) the Commissioner of Stamp other Duties and any government department. agency, ministry, body or statutory board or any relevant authority: In this Paragraph 14.1 (Disclosure of Information), "Purposes" means the core business purposes of the Lender, and includes the following: (b) any person involved in or connected to the grant of any Facility by the Lender to any Obligor. the preparation of any (vi) developing and providing credit facilities, products or services (whether made available by the Lender or through it). including but not limited to executing investments, commercial or other transactions and clearing (i) Finance Document. the performance of any Transaction and/or (as the case may be) the entry by the Lender into the Transactions (including, without limitation. legal and other or reporting on these out and professional advisors and transactions, carrying partners) and any person to whom any Facility is granted to, and/or (as the case may be) With whom the Lender may research. planning statistical analysis; or analytics for the purposes of developing or improving its products, enter into Transactions services. security. service pursuant to any change in the constitution of any Obligor; quality, and advertising strategies; any person having or claiming any interest in any security provided for any Facility, and/or the Transactions or any person in favour of whom any Obligor is proposing to create or grant an interest in the security for the purpose of seeking any consent for the creation or variation of any interest in or increasing the amount of moneys and liabilities secured or to be secured by any encumbrance over the security or in connection with any security sharing arrangements relating to the security or any enforcement of any security or any sale transfer disposition or (vii) (ii) responding to queries or feedback of any Obligor or any other person; (iii) addressing or investigating any complaints, claims or disputes; (iv) verifying the identity of any Obligor for the purposes of providing credit facilities, products or services; conducting screenings checks as credit or due may be checks, diligence required (v) under applicable law. regulation or directive; 15

(vi) complying with all applicable Lender in accordance with this Paragraph 14.1 (Disclosure of Information). laws, regulations, rules. directives, orders, instructions and requests from any local or foreign authorities, including regulatory, governmental, tax and law enforcement authorities or other authorities; (e) Any consent given pursuant to this Paragraph 14.1 (Disclosure of Information) in relation to personal data shalf survive death. incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement or the cancellation. termination or repayment of all or any part of any Facility and/or the Transactions. (vii) enforcing obligations the Lender; owed to (viii) complying with obligations and requirements imposed by the Lender from time to time by any 14.2 Verification by the Lender credit bureau or credit information sharing services of which it is a member or subscriber; Each Obligor consents and confirms that the Lender is authorised to verify or make checks and/or obtain any information and/or confirmation. with or from any credit reference agencies. and/or from any financial institution. on the relevant Obligor or any member of the Group as the Lender may deem fit and for any purposes which the Lender deems fit. (ix) financial reporting. regulatory reporting, reporting, (including management risk management monitoring credit record exposures). audit and keeping purposes; 15. PAYMENT MECHANICS 15.1 Payments to the lender (x) enabling proposed transferee, any or or actual assignee (a) On each date on which an Obligor is required to make a payment under a Finance Document. that Obligor shalf make the same available to the Lender (unless a contrary _indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment. participant or sub-participant of the Lender's rights or obligations to evaluate any proposed transaction; and/or (xi) seeking professional advice. including legal advice. Without prejudice to the foregoing, the Lender or any of its officers. employees or agents may disclose any information in connection with any Obligor or its respective accounts or any Facility or the Finance Documents or any of the Transactions to any person to whom such disclosure is permitted or required under any law or pursuant to any court order. (b) Payment shalf be made to such account in the principal financial centre of the country of that currency with such bank as the Lender specifies. (c) Upon the occurrence of an Event of Default. all amounts paid to the Lender under this Deed or received or recovered by the Lender in exercise of its rights under the Finance Documents shalf. subject to the rights of any creditors having priority, be applied in the following order: (c) The above Paragraph 14.1(a) and Paragraph 14.1(b) (Disclosure of Information) apply to all personal data provided by any Obligor or otherwise collected by the Lender from any other sources or in the course of any Obligor's relationship with the Lender or any of its Affiliates and each Obligor hereby consents. and hereby undertakes. represents and warrants to the Lender that it has consented. to the collection. processing, use and disclosure of personal data in accordance therewith. (i) first. in or towards payment of any fee and any costs. charges and expenses incurred by the Lender then due and payable under the Finance Documents; If any Obligor provides the Lender with personal data of any individual (including. where applicable. its directors. partners. office holders. officers. employees. agents. shareholders and beneficial owners). such Obligor hereby undertakes. represents and warrants to the Lender that such Obligor has obtained such individual's consent for. and hereby consent on behalf of such individual to. the collection. processing, use and disclosure of his/her personal data by the {d) (ii) second. in or towards payment of any interest due and accrued on the Secured Obligations; (iii) third. in or towards the payment of the principal of the Secured Obligations and any applicable fees and other charges. in such order as the Lender shalf 16 determine in its sole discretion; and under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. (iv) fourth, in payment of any surplus to the Borrower or any other persons legally entitled thereto and the Borrower shall remain liable to the Lender for any deficiency thereof_ 15.7 Currency of Account (a) Subject to paragraphs (b) and (c) below. US Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document. 15.2 Payments to the Borrower (b) Each payment in respect of costs. expenses or Taxes shall be made in the currency in which the costs. expenses or Taxes are incurred. Each Utilisation to be made available by the Lender under this Agreement shall be made available by the Lender to the Borrower by payment to such account (with a bank in the principal financial centre of the country of the currency of such Utilisation) as the Borrower may specify in the relevant Utilisation Request (or as the Borrower may otherwise notify to the Lender be not less than three Business Days' written notice). (c) Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency. 15.8 Currency Conversion by the lender 15.3 Payments to an Obligor Without prejudice to Paragraph 15.7 (Currency of Account) and Paragraph 6.1 (Currency Indemnity) and subject to any other provision in this Agreement to the contrary. the Lender may convert any monies received or recovered by the Lender from one currency to another currency at the Lender's spot rate of exchange (or such other rate of exchange as may be utilised by the Lender in its discretion) for the purchase of the other currency with the first mentioned currency. for the purpose of. or pending the discharge of. any of the Secured Obligations or any amount outstanding under any of the Finance Documents. The Lender may (with the consent of the Obligor or in accordance with Paragraph 16 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 15.4 Partial Payments (a) If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by any Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in any order as the Lender considers appropriate. 15.9 Calculations by the lender For the purpose of calculating any amount payable to or by it or for any other calculations to be made in connection with the Finance Documents. unless a contrary indication appears in any other terms of the Finance Documents. the Lender shall be entitled to notionally convert an amount into a common base currency (decided by the Lender in its discretion), that notional conversion to be made at the Lender's spot rate of exchange (or such other rate of exchange as may be utilised by the Lender in its discretion) at which the Lender is able to purchase the notional base currency with the currency of such amount at the time at which that calculation is to be made. (b) Paragraph (a) above will override appropriation made by an Obligor. any No Set-off by Obligors 15.5 All payments to be made by any Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 15.6 Business Days 16. SET-OFF Subject to paragraph (b) below. any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (a) The Lender may set off any matured obligation due from an Obligor to the Lender under the Finance Documents against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment. booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at the Lender's spot rate of exchange (or such other rate of exchange as may be utilised by the Lender in its discretion) for the purpose of the set-off. Any payment which is due to be made on a Final Repayment Date that is not a Business Day shall be made on the preceding Business Day. (b) 17. NOTICES During any extension of the due date for payment of any principal or Unpaid Sum (c) 17

17.1 Communications in Writing 17.4 Electronic Communication Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. Any communication to be made between the Lender and any other Party under or (a) in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that the Lender and the Borrower agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if each Party: 17.2 Addresses The address and fax number (and the department or officer. if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below or any substitute address. fax number or department or officer as such Party may notify to the other Parties by not less than five Business Days' prior written notice. notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means: and (i) (ii) notify each other of any change to their electronic mail address or any other such information supplied by them by not less than five Business Days' prior written notice. 17.3 Delivery Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective: (a) Any electronic communication made (b) if by way of fax, only when (i) between the Lender and any other Party will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose. dispatched with a fax transmission report showing that the entire communication or document has been transmitted to the (elegant fax number; or (ii) if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address. (C) Any electronic communication which becomes effective, in accordance with paragraph (b) above. after 5:00 p.m. (or on a day which is not a working day) in the place of receipt shall be deemed only to become effective on the following working day in the place of receipt. and, if a particular department or officer is specified as part of its address details 17.5 English Language provided under Paragraph 17.2 that (a) Any notice and communication given under or in connection with any Finance Document must be in English. (Addresses), if addressed to department or officer. Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose). All other documents provided under or in connection with any Finance Document must be: (b) (b) (i) in English: or (ii) if not in English, and if so required by the Lender. accompanied by a certified English translation and. in this case. the English translation will prevail unless the document is a constitutional, statutory or other official document. Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5:00 p.m. (or on a day which is not a working day) in the place of receipt shall be deemed only to become effective on the following working day in the place of receipt. (c) 18

18. CALCULATIONS AND CERTIFICATES 22. COUNTERPARTS 18.1 Accounts Each Finance Document may be executed in any number of counterparts. and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. In any litigation or arbitration proceedings arising out of or in connection with a Finance Document. the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate. 23. THIRD PARTIES RIGHTS {a) Unless expressly provided to the contrary in a Finance Document. a person who is not a Party has no right under the Contracts {Rights of Third Parties) Act. Chapter 54B of Singapore to enforce or to enjoy the benefit of any term of this Agreement. 18.2 Certificates and Determinations Any certification or determination by the Lender of a rate or amount under any Finance Document is. in the absence of manifest error. conclusive evidence of the matters to which it relates. 18.3 Notwithstanding any term of any Finance Document. the consent of any third person who is not a Party is not required to rescind or vary this Agreement at any time. Day Count Convention {b) Any interest. commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Interbank Market differs. in accordance with that market practice. 24. GOVERNING LAW This Agreement and all the rights and obligations of the Parties hereunder are governed by and construed in accordance with Singapore law. 19. PARTIAL INVALIDITY If, at any time. any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any 25. JURISDICTION jurisdiction. neither enforceability of the Finance Documents the legality, validity or remaining provisions of the nor the legality. validity or 25.1 Jurisdiction {a) The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute relating to the existence. validity or termination of this Agreement) (a "Dispute"). enforceability of such provision under the laws of any other jurisdiction will in any way be affected or impaired. 20. REMEDIES AND WAIVERS (b) The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of the Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 25.2 Consent to Relief Each Obligor irrevocably and generally consents. in respect of any proceedings anywhere arising out of or in connection with any Finance Document. to the giving of any relief or the issue of any process in connection with such proceedings, including the making. enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in such proceedings. 21. AMENDMENTS AND WAIVERS {a) Any term of a Finance Document may be amended or waived only with the prior written consent of the Lender and the Obligor party to such Financing Document. and any such amendment or waiver will be binding on all Parties. 25.3 Waiver of Immunities Each Obligor irrevocably and unconditionally waives. to the fullest extent permitted by applicable law. with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from: {b) Any amendment or waiver of any term of a Finance Document permitted by this Paragraph 21 {Amendments and Waivers) shall only be effective if made in writing. suit or any other proceedings or legal process: (a) 19 for service of process in relation to any proceedings before the Singapore courts in connection with any Finance Document. jurisdiction of any court; (b) relief by way of injunction or order for specific performance or recovery of property; (C) 26.2 Without prejudice to any other mode of service allowed under any relevant law, the Borrower agrees that failure by a Process Agent to notify the Borrower of the process will not invalidate the proceedings concerned. attachment of its assets (whether before or after judgment); and (d) (e) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction. 26.3 If any person appointed as a Process Agent for service in connection with this Paragraph 26 (Service of Process) is unable for any reason to act as agent for service of process. the Borrower must immediately (and in any event within fourteen days of such event taking place) appoint another Process Agent on terms acceptable to the Lender. Failing this. the Lender may appoint another Process Agent for this purpose. and irrevocably agrees. to the extent permitted by applicable law. that it will not claim any such immunity in any proceedings. 26. SERVICE OF PROCESS 26.4 Each Obligor expressly agrees and consents to the provisions of this Paragraph 26 (Service of Process) 26.1 Without prejudice to any other mode of service allowed under any relevant law. each Obligor (other than an Obligor incorporated in Singapore) irrevocably appoints the Process Agent as its agent where applicable. \ it \ 20